Exhibit 99.1

For Immediate Release

May 28, 2026

FrontView REIT Appoints Welltower Co-President and CFO Tim McHugh to Board of Directors

Welltower Co-President and Chief Financial Officer brings extensive public REIT leadership, capital markets, capital allocation, technology transformation and net-lease investment experience to FrontView

DALLAS, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company,” “FrontView,” “we,” “our,” or “us”) today announced the appointment of Timothy G. “Tim” McHugh to the Company’s Board of Directors as an independent director, effective May 28, 2026.

Mr. McHugh currently serves as Co-President and Chief Financial Officer of Welltower Inc. (NYSE: WELL), the largest REIT in the S&P 500 in terms of market capitalization. In his role at Welltower, Mr. McHugh oversees the company’s corporate finance function and is actively involved in advancing innovation and technology transformation across the Welltower Business System and broader enterprise platform. Since joining Welltower in 2016, Mr. McHugh has helped lead a period of significant strategic transformation and has held roles of increasing responsibility, including Treasurer, Senior Vice President of Capital Markets, and Executive Vice President and Chief Financial Officer, before assuming his current role.

“Tim is one of the most respected finance and capital allocation executives in the public REIT industry, and we are thrilled to welcome him to FrontView’s Board of Directors,” said Stephen Preston, FrontView’s Chairman and Chief Executive Officer. “Tim helped transform Welltower into one of the world’s leading REIT platforms, and his perspective will be especially valuable as it aligns with our differentiated approach to net lease as we scale the business.”

“I am honored to join FrontView’s Board of Directors at an important stage in the Company’s growth,” said Mr. McHugh. “FrontView has built a differentiated platform, anchored by one of the highest-quality real estate portfolios in the sector, and is led by an experienced team with a clear strategy to create durable, long-duration value for shareholders. I look forward to working with the management team and my fellow directors as the Company continues to scale and execute on its strategic priorities.”

About FrontView REIT, Inc.

FrontView is an internally managed net-lease real estate investment trust (“REIT”) focused on acquiring, owning, and managing properties with frontage that are leased to a diversified tenant base. Our real estate investment strategy is centered around highly visible properties in prominent retail corridors with strong underlying real estate fundamentals. We target properties along high-traffic roads that offer strong consumer visibility and adaptable building formats capable of supporting various businesses over time.

As of March 31, 2026, FrontView owned a diversified portfolio of 309 direct frontage properties across 36 U.S. states, leased primarily to service and necessity-based tenants across 16 industries, including medical and dental providers, quick-service and casual dining restaurants, financial institutions, cellular retailers, automotive-related, fitness, and general retail, along with several other diversified industries.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our ability to execute our business and acquisition strategies, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to fluctuations in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which the Company filed with the SEC on February 25, 2026, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact

investorrelations@frontviewreit.com